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                               FOR:         Jarden Corporation

                           CONTACT:         Martin E. Franklin
                                            Chairman and
                                            Chief Executive Officer
                                            914-967-9400

                                            Investor Relations:
                                            Cara O'Brien/Melissa Myron
                                            Press: Evan Goetz/Jennifer McCullam
                                            Financial Dynamics
FOR IMMEDIATE RELEASE                       212-850-5600
---------------------

       JARDEN CORPORATION REPORTS RECORD THIRD QUARTER SALES AND EARNINGS
                     ~ Diluted Earnings Per Share of $0.79 ~

     RYE, NY - October 29, 2004 - Jarden Corporation (NYSE:JAH) today reported its financial results for the three and nine months ended September 30, 2004.

     For the third quarter of 2004, net sales increased 46% to $244.6 million, compared to $168.0 million for the same quarter last year. Third quarter net income increased 46% to $22.3 million, or $0.79 per diluted share, compared to net income of $15.2 million, or $0.69 per diluted share for the same quarter last year. Current year amounts include the results of operations from the
Lehigh and the United States Playing Cards businesses, which were acquired in
September 2003 and June 2004, respectively.

     For the nine months ended September 30, 2004, net sales increased 52% to
$601.9 million, compared with $396.2 million for the same period in 2003. For the nine months ended September 30, 2004, net income increased 56% to $45.8 million, or $1.62 per diluted share, compared to net income of $29.4 million, or
$1.33 per diluted share. Current year amounts include the results of operations from the Lehigh and the United States Playing Cards businesses, which were acquired in September 2003 and June 2004, respectively.

     Martin E. Franklin, Chairman and Chief Executive Officer, commented, "We are delighted to report another record quarter of sales, operating profits and earnings per share. Our branded consumables business continued to report strong top line organic growth, driven by our new product launches, while the other business segments reported a solid quarterly performance. Margins were impacted by rising raw material costs, but overall the businesses worked hard to minimize the

                                    --more--

impact of these increases on the bottom line. Cash flow in the quarter was strong and we anticipate seeing continuing strong cash flow from operations during the fourth quarter."

     Mr. Franklin continued, "The American Household transaction remains on course to close in the first quarter of 2005 and we are expending considerable time and energy on planning for the successful integration of the Coleman and
Sunbeam businesses into Jarden. There is real excitement in both companies about the opportunities the transaction should bring to them in 2005 and beyond."

     The Company will be holding a conference call at 10:00 AM (EDT) today,
October 29, 2004, to further discuss its results and respond to questions. The call will be accessible via a webcast through the Company's website at
www.jarden.com.

     Jarden Corporation is a leading provider of niche consumer products used in and around the home, under well-known brand names including Ball(R), Bee(R),
Bernardin(R), Bicycle(R), Crawford(R), Diamond(R), FoodSaver(R), Forster(R),
Hoyle(R), Kerr(R), Lehigh(R), Leslie-Locke(R), Loew-Cornell(R) and VillaWare(R).
In North America, Jarden is the market leader in several targeted consumer categories, including home canning, home vacuum packaging, kitchen matches, playing cards, plastic cutlery, rope, cord and twine and toothpicks. Jarden also manufactures zinc strip and a wide array of plastic products for third party consumer product and medical companies, as well as its own businesses.

     In September 2004, Jarden signed a definitive agreement to acquire American
Household, Inc.; this transaction is expected to close in early 2005. American
Household designs, manufactures and markets globally a diverse portfolio of durable consumer products. Through its subsidiaries, The Coleman Company, Inc.
and Sunbeam Products, Inc., American Household produces products under well-known brand names including BRK(R), Campingaz(R), Coleman(R), First
Alert(R), Health o meter(R), Mr. Coffee(R), Oster(R) and Sunbeam(R).

Note: This news release contains "forward-looking statements" within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of
1995, including statements regarding the outlook for Jarden's markets and the demand for its product, future cash flows from operations, the expected closing of the American Household, Inc. acquisition and the effect of such transaction on Jarden in the future. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company's periodic and other reports filed with the Securities and Exchange Commission.

                                    --more--

JARDEN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

                                                                     Unaudited                               Unaudited
                                                                Three Months Ended                       Nine Months Ended
                                                        -------------------------------------    -----------------------------------
                                                         September 30,        September 30,         September           September
                                                             2004                 2003             30, 2004            30, 2003
                                                        ----------------     ----------------    ---------------     ---------------
                                                                                (Note 1)                               (Note 1)

Net sales                                                    $ 244,580            $ 167,962          $ 601,939           $ 396,177

Costs and expenses:
  Cost of sales                                                159,507              104,799            404,326             251,151
  Selling, general and administrative expenses                  41,669               33,087            104,391              83,405
                                                        ----------------     ----------------    ---------------     ---------------
Operating earnings                                              43,404               30,076             93,222              61,621
Interest expense, net                                            7,560                5,083             19,255              13,302
                                                        ----------------     ----------------    ---------------     ---------------
Income before taxes                                             35,844               24,993             73,967              48,319
Income tax provision                                            13,565                9,747             28,128              18,891
                                                        ----------------     ----------------    ---------------     ---------------
Net income                                                   $  22,279            $  15,246           $ 45,839           $  29,428
                                                        ================     ================    ===============     ===============

Basic earnings per share                                      $   0.82             $   0.71           $   1.69            $   1.38
Diluted earnings per share                                    $   0.79             $   0.69           $   1.62            $   1.33
Weighted average shares outstanding:
  Basic                                                         27,227               21,379             27,148              21,369
  Diluted                                                       28,269               22,107             28,251              22,119

Reconciliation of Non-GAAP measurement:
Net income                                                   $  22,279            $  15,246           $ 45,839           $  29,428
Income tax provision                                            13,565                9,747             28,128              18,891
Interest expense, net                                            7,560                5,083             19,255              13,302
Depreciation and amortization                                    5,920                4,261             14,756              11,491
                                                        ----------------     ----------------    ---------------     ---------------
Earnings before interest, taxes, depreciation and
amortization (EBITDA) (Note 2)                               $  49,324            $  34,337          $ 107,978           $  73,112
                                                        ================     ================    ===============     ===============

See Notes to Earnings Release Attached.

                                    --more--

JARDEN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                                             Unaudited
                                                                         ------------------    -----------------
                                                                           September 30,         December 31,
                                                                               2004                 2003
                                                                         ------------------    -----------------

Assets
Current assets
  Cash and cash equivalents                                                    $   18,506           $  125,400
  Accounts receivable, net                                                        134,665               92,777
  Inventories, net                                                                156,242              105,573
  Other current assets                                                             28,644               23,369
                                                                         ------------------    -----------------
    Total current assets                                                          338,077              347,119
                                                                         ------------------    -----------------
Non-current assets
  Property, plant and equipment, net                                               98,618               79,119
  Intangibles, net                                                                574,904              315,826
  Other assets                                                                     20,242               17,610
                                                                         ------------------    -----------------
    Total assets                                                              $ 1,031,841           $  759,674
                                                                         ==================    =================

Liabilities and stockholders' equity
Current liabilities
  Short-term debt and current portion of long-term debt                        $   16,321           $   17,512
  Accounts payable                                                                 39,795               34,211
  Deferred consideration for acquisitions                                          43,049                    -
  Other current liabilities                                                        75,106               53,357
                                                                         ------------------    -----------------
    Total current liabilities                                                     174,271              105,080
                                                                         ------------------    -----------------
Non-current liabilities
  Long-term debt                                                                  476,552              369,870
  Other non-current liabilities                                                    78,750               34,819
                                                                         ------------------    -----------------
    Total non-current liabilities                                                 555,302              404,689
                                                                         ------------------    -----------------
Stockholders' equity                                                              302,268              249,905
                                                                         ------------------    -----------------
Total liabilities and stockholders' equity                                    $ 1,031,841           $  759,674
                                                                         ==================    =================

                                    --more--

JARDEN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

                                                                                      Unaudited
                                                                                  Nine Months Ended
                                                                          ----------------------------------
                                                                            September 30,     September 30,
                                                                                2004             2003
                                                                          ----------------- ----------------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                                  $  45,839        $  29,428
    Reconciliation of net income to net cash provided by
        operating activities:
        Depreciation and amortization                                              14,756           11,491
        Other non-cash items                                                        8,483            7,032
    Changes in working capital components                                         (41,041)            (423)
                                                                          ----------------- ----------------
        Net cash provided by operating activities                                  28,037           47,528
                                                                          ----------------- ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from revolving credit borrowings                                     18,200           78,000
     Payments on revolving credit borrowings                                      (18,200)         (78,000)
     Proceeds from bond issuance                                                        -           31,950
     Proceeds from issuance of senior debt                                        116,000          160,000
     Payments on long term debt                                                    (9,177)          (5,296)
     Payments on seller notes                                                      (5,400)         (10,000)
     Proceeds from issuance of common stock, net of underwriting
         fees and related expenses                                                  2,487          113,933
     Debt issue and amendment costs                                                (2,213)          (5,772)
     Other                                                                              -            2,231
                                                                          ----------------- ----------------
        Net cash provided by financing activities                                 101,697          287,046
                                                                          ----------------- ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Additions to property, plant and equipment                                     (7,265)          (9,460)
    Acquisition of businesses, net of cash acquired                              (228,876)        (253,278)
    Other, net                                                                       (487)                -
                                                                          ----------------- ----------------
       Net cash (used in) investing activities                                   (236,628)        (262,738)
                                                                          ----------------- ----------------
NET (DECREASE) INCREASE IN CASH                                                  (106,894)          71,836
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                    125,400           56,779
                                                                          ----------------- ----------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                        $  18,506        $ 128,615
                                                                          ================= ================

                                    --more--

Jarden Corporation
Net Sales and Operating Earnings by Segment
(in thousands)

                                                                   Unaudited                             Unaudited
                                                               Three Months Ended                    Nine Months Ended
                                                        ----------------------------------    ----------------------------------
                                                          September          September          September        September 30,
                                                          30, 2004           30, 2003           30, 2004             2003
                                                        ---------------    ---------------    --------------    ----------------

Net sales:
   Branded consumables                                      $ 152,317          $  81,593         $ 349,935           $ 181,974
   Consumer solutions                                          58,152             55,364           139,506             130,913
   Plastic consumables                                         31,429             30,136            99,611              80,368
   Other                                                       15,483             11,841            54,198              29,713
   Intercompany elimination                                   (12,801)           (10,972)          (41,311)            (26,791)
                                                        ---------------    ---------------    --------------     ---------------
           Total net sales                                  $ 244,580          $ 167,962         $ 601,939          $  396,177
                                                        ===============    ===============    ==============     ===============

Operating earnings:
   Branded consumables                                      $  30,619          $  16,263         $  59,374           $  29,390
   Consumer solutions                                           9,510             11,219            19,319              22,683
   Plastic consumables                                          1,334              1,590             7,298               6,674
   Other                                                        1,991              1,199             7,545               4,115
   Intercompany elimination                                       (50)              (195)             (314)             (1,241)
                                                        ---------------    ---------------    --------------     ---------------
           Total operating earnings                         $  43,404          $  30,076         $  93,222           $  61,621
                                                        ===============    ===============    ==============     ===============

NOTES TO EARNINGS RELEASE

Note 1: Certain reclassifications have been made in the Company's financial statements of prior years to conform to the current year presentation. These reclassifications have no impact on previously reported net income.

Note 2: This earnings release contains a non-GAAP financial measure. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a Company's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statement of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

EBITDA, a non-GAAP financial measure, is presented in this press release because the Company's credit facility and senior subordinated notes contain financial and other covenants which are based on or refer to the Company's EBITDA.
Additionally, EBITDA is a basis upon which our management assesses financial performance and we believe it is frequently used by securities analysts, investors and other interested parties in measuring the operating performance and creditworthiness of companies with comparable market capitalization to the
Company, many of which present EBITDA when reporting their results. Furthermore,
EBITDA is one of the factors used to determine the total amount of bonuses available to be awarded to executive officers and other employees. EBITDA is widely used by the Company to evaluate potential acquisition candidates. While
EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Because of these limitations, EBITDA should not be considered a primary measure of the Company's performance and should be reviewed in conjunction with, and not as a substitute for, financial measurements prepared in accordance with GAAP that are presented in this earnings release.

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